EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of this 10th day of November, 2004, by and among BioSphere Medical, Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each an “Investor” and collectively, the “Investors”).

RECITALS:

A. The Company desires to raise $8,000,000 through the issuance and sale to the Investors of the following securities pursuant to this Agreement: (i) 8,000 shares (the “Shares”) of a newly created series of preferred stock, par value $0.01 per share, of the Company, designated as “Series A Convertible Preferred Stock” (the “Preferred Stock”), which Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designations of Series A Convertible Preferred Stock, in the form of Exhibit A attached hereto (the “Certificate of Designations”); and (ii) warrants to acquire shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) in the form of Exhibit B attached hereto (the “Warrants”);

B. Upon the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, such number of shares of Preferred Stock and Warrants, as are set forth next to each such Investor’s name on Schedule I attached hereto; and

C. Contemporaneously with the purchase and sale of the Shares and the Warrants at the Closing, the parties hereto will enter into an Investor Rights Agreement, in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), which shall, among other things, set forth the rights of the Investors to: (i) the registration of shares of Common Stock issuable to the Investors upon conversion of the Preferred Stock and the exercise of the Warrants; (ii) the receipt of certain information from the Company; and (iii) the participation in future issuances of equity and debt securities of the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors, severally and not jointly, hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding the foregoing, none respective of the Company, its owners, officers, directors, employees, agents or advisors (or any of their family members) shall be deemed an “Affiliate” of an Investor, unless any such Person is otherwise (i.e., independent of the Company) an Affiliate of such Investor.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in Boston, Massachusetts and New York, New York are open for the general transaction of business.

“Cerberus” means Cerberus Capital Management, L.P. and Cerberus Partners, L.P.

“Cerberus Counsel” means Lowenstein Sandler PC, counsel to Cerberus.

“Certificate of Designations” has the meaning set forth in the recitals to this Agreement.

“Closing” has the meaning set forth in Section 3.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means the Common Stock and any other securities into which or for which such Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Counsel” means Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company.

“Company’s Knowledge” means the actual knowledge of the officers of the Company and of each of the Subsidiaries, after due inquiry and investigation.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes, procedures and techniques, research and development information, clinical data, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cerberus Counsel Fees” has the meaning set forth in Section 9.5.

“Eligible Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Environmental Laws” has the meaning set forth in Section 4.15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Form 10-K” has the meaning set forth in Section 4.6.

“Indemnified Person” has the meaning set forth in Section 8.3.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) Confidential Information; and (vi) computer software (including, but not limited to, data, data bases and documentation).

“Investor(s)” has the meaning set forth in the preamble to this Agreement.

“Investor Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“License Agreements” has the meaning set forth in Section 4.14(b).

“Losses” has the meaning set forth in Section 8.2.

“Material Adverse Effect” means a material adverse effect on: (i) the legality, validity or enforceability of any Transaction Document; (ii) the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents.

“Material Contract” means any contract of the Company or any Subsidiary: (i) that was required to be filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K of the Securities Act; or (ii) the loss, termination or expiration of which could reasonably be expected to have a Material Adverse Effect.

“Nasdaq” means the Nasdaq Stock Market, Inc.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Shares” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Regulation D” means Regulation D, as promulgated by the SEC under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Preferred Shares, the shares of Common Stock issuable as payment-in-kind dividends on the Preferred Stock in accordance with the terms thereof, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” has the meaning set forth in Section 4.1.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Warrants, the Investor Rights Agreement, and each of the other agreements, documents, certificates and instruments executed and delivered in connection with the foregoing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” has the meaning set forth in the recitals to this Agreement.

2. Purchase and Sale of Securities. Upon the terms and subject to the conditions contained herein, at the Closing, the Company shall issue and sell, and each Investor listed on Schedule I attached hereto, shall severally, and not jointly, purchase, the number of shares of Preferred Stock and Warrants, in each case, in the respective amounts set forth opposite such Investor’s name on Schedule I attached hereto, in exchange for the cash consideration set forth as the “Purchase Price” opposite such Investor’s name on Schedule I attached hereto.

3. Closing.

3.1 Date, Time and Place. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. at the offices of Company Counsel, 399 Park Avenue, New York, New York 10022 on the date hereof (the “Closing Date”), or at such other location and/or on such other date as the Company and the Investors shall mutually agree.

3.2 Closing. Upon satisfaction of the conditions to the Closing set forth in Section 6 hereof, the Company shall issue or cause to be issued: (i) to each Investor, a certificate or certificates representing the number of shares of Preferred Stock as is set forth opposite such Investor’s name on Schedule I attached hereto; and (ii) to each such Investor, the Warrants to purchase such number of shares of Common Stock as is set forth opposite such Investor’s name on Schedule I attached hereto, against delivery to the Company by, or for the benefit of, such Investor of the amount set forth as the “Purchase Price” opposite such Investor’s name on Schedule I attached hereto, in immediately available funds, by wire transfer to an account designated before Closing in writing by the Company for such purpose.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors on and as of the date hereof, knowing and intending their reliance hereon, that:

4.1 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries, a complete list of which is set forth in Schedule 4.1 hereto (“Subsidiaries”), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify in any such jurisdiction would not have a Material Adverse Effect.

4.2 Authorization. The Company has the requisite corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for: (i) the authorization, execution and delivery of the Transaction Documents; (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder; and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity.

4.3 Capitalization.

Schedule 4.3(a) sets forth: (i) the authorized capital stock of the Company on the date hereof; (ii) the number of shares of capital stock issued and outstanding; (iii) the number of shares of capital stock issuable, and the number of shares of capital stock reserved for issuance, pursuant to the Company’s stock plans; and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the shares of the Company’s capital stock have been, or upon issuance will be, duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights and were, or upon issuance will be, issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and any rights of third parties and are owned by the Company, beneficially and of record, and, except as described on Schedule 4.3(a), are subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3(a), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3(a) and except for the Investor Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of its security holders or other third parties relating to the securities of the Company. Except as described on Schedule 4.3(a) and except for the Investor Rights Agreement, the Company has not granted any Person the right to require the Company to register any of its securities under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Schedule 4.3(b) sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to: (i) the issuance of the Shares and the Warrants at the Closing; (ii) any adjustments in other securities resulting from the issuance of the Shares and the Warrants at the Closing; and (iii) the exercise or conversion of all outstanding securities. Except as described on Schedule 4.3(b), the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

4.4 Valid Issuance. The Shares have been duly and validly authorized and when issued to the Investors in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, shall have the rights, preferences and limitations set forth in the Certificate of Designations and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the due conversion of the Preferred Stock, the Preferred Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized and, upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Preferred Stock and exercise of the Warrants. As of the Closing Date, the Preferred Shares and the Warrant Shares have been authorized for listing on the Nasdaq National Market.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, authorization by, exemption from, filing with or notice to, any governmental body, agency, official or any other Person, including without limitation, Nasdaq, other than those filings that have been made pursuant to applicable state securities laws and those post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt: (i) the issuance and sale of the Securities; (ii) the offer, issuance of the Preferred Shares upon due conversion of the Preferred Stock; (iii) the issuance of the Warrant Shares upon due exercise of the Warrants; and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company’s Certificate of Incorporation, Bylaws or any stockholder rights agreement that is or could become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. Copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Form 10-K”), and all other reports filed by the Company pursuant to the Exchange Act since the filing of the Form 10-K and prior to the date hereof (collectively, the “SEC Filings”) are available on EDGAR. The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 No Material Adverse Change. Except as identified and described in the SEC Filings or as described on Schedule 4.7(a), since September 30, 2004, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries, taken as a whole;

(vi) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or change in the composition or duties of the named executive officers (within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act) of the Company or any Subsidiary;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.8 SEC Filings.

At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract and, to the Company’s Knowledge, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract. Neither the Company nor any Subsidiary has received any notice of the intention of any party to terminate any Material Contract.

4.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (with or without the lapse of time or the giving of notice, or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) the Company’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof (true and accurate copies of which have been provided to the Investors before the date hereof); or (ii) (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties or (b) except as set forth on Schedule 4.9, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.10 Tax Matters. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or properties. Except as described on Schedule 4.10, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity. Neither the Company nor any Subsidiary is presently undergoing any audit by a taxing authority, or has waived or extended any statute of limitations at the request of any taxing authority.

4.11 Title to Properties. Except as disclosed in the SEC Filings or as set forth on Schedule 4.11, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.13 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s Knowledge, is imminent.

4.14 Intellectual Property.

(a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. Except as listed on Schedule 4.14(a), no Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. Except as listed on Schedule 4.14(a), no patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non custom, off the shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other party, under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted.

(d) The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted and as currently proposed to be conducted does not and will not infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. To the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being infringed by any third party. Except as set forth on Schedule 4.14(d), there is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) To the Company’s Knowledge, all software owned by the Company or any of its Subsidiaries, and, to the Company’s Knowledge, all software licensed from third parties by the Company or any of its Subsidiaries: (i) is free from any material defect or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

(g) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information and Intellectual Property which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company’s standard forms therefor. To the Company’s Knowledge, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information or Intellectual Property to any third party without the Company’s consent.

4.15 Environmental Matters. Neither the Company nor any Subsidiary: (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”); (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws; (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws; and (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.16 Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.17 Financial Statements. The financial statements included in each SEC Filing fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company and its Subsidiaries included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those which, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect.

4.18 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties as are customarily carried by persons engaged in the same or similar business as the Company.

4.19 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement or the other Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.20 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Affiliate, nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.21 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated by this Agreement or the other Transaction Documents or would require such registration under the Securities Act.

4.22 Private Placement. Subject to the accuracy of the representations and warranties of the Investors contained in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is made in reliance upon available exemptions from the registration requirements of the Securities Act.

4.23 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.24 Transactions with Affiliates. Except as disclosed in SEC Filings made on or prior to the date hereof, none of the officers or directors of the Company or a Subsidiary and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, without regard to the dollar thresholds contained in such Item.

4.25 Nasdaq Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market. No order ceasing or suspending trading in any securities of the Company or prohibiting the issuance and/or sale of the Securities is in effect and no proceedings for such purpose are pending or, to the Company’s Knowledge, threatened.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company on and as of the date hereof, knowing and intending that the Company rely thereon, that:

5.1 Authorization. The Investor has the requisite power and authority to enter into this Agreement and the Investor Rights Agreement. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.2 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.3 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor has significant experience in making private investments, similar to the purchase of the Securities hereunder. The Investor understands that its investment in the Securities involves a high degree of risk.

5.4 Disclosure of Information. The Investor has received all additional information related to the Company and the offer and sale of the Securities as requested by it and has had an opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of and its satisfactory review of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.5 Reliance on Exemptions. Each Investor understands that (i) the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of the U.S. federal and state securities laws and (ii) the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities. Each Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed upon the validity of or made any recommendation or endorsement of the Securities.

5.6 Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7 Legends.

(a) It is understood that, except as provided below, certificates evidencing such Securities may bear a restrictive legend in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, certificates evidencing such Securities may bear the legend required by such state authority.

(c) From and after the earlier of: (i) the registration of the Preferred Shares and the Warrant Shares for resale pursuant to the Investor Rights Agreement; and (ii) the time when the Corporation receives from its independent legal counsel an opinion that the Securities are then eligible for transfer pursuant to Rule 144(k) promulgated under the Securities Act, the Company shall, upon an Investor’s written request (the “Certificate Request”), promptly cause certificates evidencing such Securities to be replaced with certificates which do not bear such restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for liquidated damages equal to1.5% of the aggregate market price (i.e., the highest closing price during such three day period) of the Securities evidenced by such certificate(s) for each 10-day period (or portion thereof) beyond such three (3) Business Day-period that the unlegended certificates have not been so delivered. Notwithstanding the foregoing, such three (3) Business Day-period shall be extended until the Company or its transfer agent has received from the Investor such information as is necessary for the issuance of the unlegended certificates in accordance with applicable Federal and state securities laws and as is reasonably requested in writing by the Company promptly, and in no even more than one (1) Business Day, following the Company’s receipt of such Investor’s Certificate Request. The Company shall pay such amount(s) to the Investor upon demand therefor, and such payment shall be in addition to, and not in lieu of, all other remedies and rights available to such Investor.

5.8 Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the Securities Act. The Investor is a resident of the jurisdiction set forth under such Investor’s name on Schedule I hereto.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement or any other Transaction Document, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of the Investors to purchase the Securities at Closing is subject to the fulfillment, to the satisfaction of each of the Investors, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by all of the Investors:

(a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct on the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date;

(b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities all of which shall be in full force and effect;

(c) The Company shall have executed and delivered a counterpart to the Investor Rights Agreement to each Investor;

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated by this Agreement or any other Transaction Document;

(e) The Company shall have delivered to the Investors a certificate, dated as of the Closing Date, executed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying as to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 6.1;

(f) The Company shall have delivered to the Investors a certificate, dated as of the Closing Date, executed by the Secretary of the Company, certifying as to: (i) the resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement and the other Transaction Documents; (ii) the Certificate of Incorporation of the Company; (iii) the By-Laws of the Company, each as in effect as of the Closing Date and (iv) a good standing certificate from the Secretary of State of the State of Delaware;

(g) The Investors shall have received an opinion, in the form attached hereto as Exhibit D, dated as of the Closing date, from Company Counsel;

(h) No stop order or suspension of trading shall have been imposed by any Person with respect to public trading in the Common Stock; and

(i) The Company shall have delivered evidence satisfactory to the Investors of the filing of the Certificate of Designations with the Secretary of State of the State of Delaware.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived in writing by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects on the Closing Date;

(b) Each of the Investors shall have executed and delivered a counterpart to the Investor Rights Agreement to the Company;

(c) Each of the Investors shall have delivered to the Company the amount set forth as the “Purchase Price” opposite such Investor’s name on Schedule I attached hereto; and

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

7. Covenants and Agreements of the Company.

7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Stock and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Preferred Stock and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms, without regard to any exercise limitations contained therein.

7.2 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.18.

7.4 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance would not have a Material Adverse Effect.

7.5 Use of Proceeds. The proceeds from the sale of the Securities shall be used for the payment of expenses related to the transactions contemplated hereby and for general corporate purposes consistent with the Company’s business as of the Closing Date.

7.6 Exchange Listing. The Company shall use its best efforts to maintain the listing of its shares of Common Stock the Nasdaq National Market or any other Eligible Market.

8. Survival and Indemnification.

8.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the Closing Date until the third anniversary thereof; provided, however, that the provisions contained in: (a) Section 4.4 hereof shall survive indefinitely; and (b) Sections 4.10 and 4.15 shall survive until 90 days after the applicable statute of limitations.

8.2 Indemnification. The Company shall indemnify and hold harmless, each Investor and its Affiliates and the directors, officers, employees, investors, partners and agents of each Investor and its Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which any such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by, or to be performed on the part of, the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses in connection with such defense and such counsel; provided, however, that the failure of any Indemnified Person to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person (x) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (y) if there are one or more defenses available to such Indemnified Person that is/are not available to the Company. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff therein, the Company shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part, without the prior written consent of the Company, to an Affiliate or the other Investors, provided, that, no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing that such assignee will be bound by all provisions binding on such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Except for Cerberus Counsel, which is an express intended third-party beneficiary hereof for the limited purpose of Section 9.5 of this Agreement, and except for any other provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:
Biosphere Medical, Inc.
1050 Hingham Street
Rockland, Massachusetts 02370
Attn: President
Fax: (781) 681-5093

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attn: Susan W. Murley, Esq.
Fax: (617) 526-5000

If to any of the Investors:

to the addresses set forth on Schedule I attached hereto.

9.5 Expenses. The Company shall pay the fees and expenses of Cerberus Counsel in connection with the transactions contemplated by this Agreement (the “Cerberus Counsel Fees”), in an amount not to exceed $100,000 through the Closing Date, which Cerberus Counsel Fees shall include, without limitation, the fees and expenses associated with the negotiation, preparation and execution and delivery of this Agreement and the other Transaction Documents. The Cerberus Counsel Fees shall be paid to Cerberus Counsel on the Closing Date by the wire transfer from the Company to Cerberus Counsel. Except as set forth above, the Company and the Investors shall each bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. This Agreement shall not be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the Company and the Investors; provided, however, that any provision hereof which impairs the rights or increases the obligations of a specific Investor disproportionately to other Investors shall not be amended or waived without the prior written consent of the Company and that particular Investor; provided, further, that any provision affecting the rights or obligations of Cerberus Counsel, shall not be waived or amended without the prior written consent of Cerberus Counsel. Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. No public release or announcement concerning the transactions contemplated by this Agreement or any other Transaction Document shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market on which the Securities are then listed and trading, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits and Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

[signature page follows]

[Company Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BIOSPHERE MEDICAL, INC.

By:	/s/ Martin J. Joyce
Name:	Martin J. Joyce
Title:	Vice President and Chief Financial Officer

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

NAME OF INVESTOR:

Sepracor Inc.
(Print Name of Investor)

By:	/s/ Timothy J. Barberich
Name:	Timothy J. Barberich
Title:	Chairman of the Board of Chief Executive Officer

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, LLC,
Its General Partner

By:	/s/ Seth Plattus
Seth Plattus
Managing Director

Schedule I

Investors

Name and Address of Investor	Purchase Price	Number of Shares of Preferred Stock	Number of Warrants
Cerberus Partners, L.P. 299 Park Avenue, 22nd Floor New York, New York 10171 Attn: Mr. Seth P. Plattus Fax: (212) 891-1541	$4,000,000	4,000	200,000

And

Cerberus Partners, L.P. 299 Park Avenue, 22nd Floor New York, New York 10171 Attn: Mr. Daniel Frank Fax: (212) 284-7818

Resident of the State of New York

With a copy to:

Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Attn: Robert G. Minion, Esq. Fax: (973) 597-2400

Sepracor, Inc. 84 Waterford Drive Marlborough, MA 01752 Attn: President Fax: 508-357-7495	$4,000,000	4,000	200,000

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attn: Susan W. Murley, Esq. Fax: (617) 526-5000

Total	$8,000,000	8,000	400,000

1

Exhibits

Exhibit A	Certificate of Designations
Exhibit B	Warrant
Exhibit C	Investor Rights Agreement
Exhibit D	WCPHD Opinion